EXHIBIT 2.6

                                                                Warrant No: 125

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR
APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE ACT OR SUCH SUCCESSOR RULE OR REGULATION THEN IN EFFECT) EXCEPT PURSUANT TO REGISTRATION IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                        WARRANT TO PURCHASE COMMON SHARES

                              125,000 Common Shares

                               YM BIOSCIENCES INC.

                                  June 12, 2002

                                       to

                                  June 12, 2006

      THIS CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, ARAN ASSET MANAGEMENT SA (the "Warrantholder"), is entitled to subscribe for and purchase from YM BioSciences Inc., a Nova Scotia corporation (herein called the "Corporation"), at any time after the date hereof to and including 5:00 p.m. (Eastern Standard Time) on June 12, 2006 (the "Time of Expiry"), up to 125,000 fully paid and non-assessable common shares of the of the Corporation ("Shares") at an exercise price of C$4.00 per Share, subject to adjustment as provided below (collectively the "Exercise Price").

      This Warrant is subject to the following provisions, terms and conditions:

1.    DESIGNATION

            These Warrants are designated and herein referred to as the Warrants of the Corporation.

2.    EXERCISE OF WARRANTS

      (a) Election to Purchase. These Warrants may be exercised by the Warrantholder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in a form substantially the same as that attached hereto as Annex "A", properly completed and executed, together with payment of the


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                                      -2-

            Exercise Price for the number of Shares specified in the Election to Purchase to the offices of CIBC Mellon Trust Company, the Corporation's transfer agent, at Ground Floor, 320 Bay Street, Toronto, Ontario Canada M5H 4A6, Attention: Toni Taccongna, or such other address as may be notified in writing by the Corporation.

      (b) Exercise. The Corporation shall, on the date it receives a duly executed Election to Purchase and the Exercise Price for the number of Shares specified in the Election to Purchase (the "Exercise Date"), issue that number of Shares specified in the Election to Purchase as fully paid and non-assessable Shares. Such duly executed Election to Purchase shall constitute the Warrantholder's acknowledgement of and undertaking to comply to the reasonable satisfaction of the Corporation and its counsel, with all applicable laws, rules, regulations and policies of every stock exchange upon which the Shares of the Corporation may from time to time be listed or traded, and any other applicable regulatory authorities.

      (c) Share Certificates. As promptly as practicable after the Exercise Date (and in any event not later than 10 days after the Exercise
            Date), the Corporation shall send to the Warrantholder, registered in such name or names as the Warrantholder may direct or if no such direction has been given, in the name of the Warrantholder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Warrantholder with respect to the number of the Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

      (d) Fractional Shares. No fractional Shares shall be issued upon exercise of these Warrants and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. If any fractional interest in a Share would, except for the provisions of the first sentence of this subsection 2(d), be deliverable upon the exercise of these Warrants, the number of Shares to be issued to the Warrantholder upon the exercise of the Warrants shall be rounded up to the next whole number.

      (e) Subscription for Less than Entitlement. The Warrantholder may from time to time subscribe for and purchase a number of Shares less than the aggregate number which the holder is entitled to purchase pursuant to these Warrants. In the event of a purchase of a number of Shares less than the aggregate number which may be purchased pursuant to these Warrants, the holder thereof shall be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of the Warrants which were not exercised by the Warrantholder.

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                                      -3-

      (f) Corporate Changes. If the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, these Warrants shall be adjusted so as to apply to the securities to which the holder of that number of Shares of the Corporation subject to the number of unexercised Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the number of unexercised Warrants immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the number of unexercised Warrants would have been entitled by reason of such Event; provided however, that the Event shall not be carried into effect unless all necessary steps have been taken to ensure that any surviving entity is subject to the terms of these Warrants as adjusted.

      (g)   Subdivision or Consolidation of Shares

            (i) In the event the Corporation shall subdivide its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding Shares of the Corporation shall be consolidated into a smaller number of Shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

            (ii) Upon each adjustment of the Exercise Price as provided herein, the Warrantholder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share)
                  obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

      (h) Change or Reclassification of Shares. In the event the Corporation shall change or reclassify its outstanding Shares into a different class of securities, the Warrants shall be adjusted as follows so as to apply to the successor class of securities:

            (i) the number of the successor class of securities which the Warrantholder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the number of unexercised Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

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                                      -4-


            (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the number of unexercised Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of the successor class of securities determined in paragraph 2(h)(i) hereof.

      (i) Offering to Shareholders. If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date or if a date is otherwise established (any such date being hereinafter referred to in this subsection 2(i) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares of the Corporation or securities convertible into or exchangeable for Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by the Fair Market Value, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

      (j) Additional Subscriptions. If at any time the Corporation grants to its shareholders the right to subscribe for and purchase pro rata additional securities of the Corporation (other than securities described in subsection (2)(i) hereof) or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the Warrants in consequence thereof and the Warrants shall remain unaffected.

      (k) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving

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                                      -5-


            rise to the adjustment, provided however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% per Share.

      (l) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Warrantholder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the number of unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Warrantholder there shall be transmitted promptly to the Warrantholder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

      (m)   Other Notices. In case at any time:

            (i) the Corporation intends to sign an underwriting agreement for a stock exchange listed or quoted public offering of its common shares;

            (ii)  the Corporation shall declare any dividend upon its Shares;

            (iii) the Corporation  shall offer for  subscription pro rata to the holders of its Shares any additional shares of any class or other rights;

            (iv) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

            (v)   there  shall  be  a  voluntary  or  involuntary   dissolution,
                  liquidation or winding-up of the Corporation,

            then, in any one or more of such cases, the Corporation shall give to the Warrantholder (A) at least 10 days' prior written notice of the anticipated signing of such an underwriting agreement, (B) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (C) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify (A) in the case of an initial public offering, the expected date of closing of such offering, (B) in the case of any such dividend, distribution or subscription rights, the


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                                      -6-


            date on which the holders of Shares shall be entitled  thereto,  and
            (C) in the case of any transaction described in the foregoing clauses (iv) and (v), the date on which the holders of Shares are to be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

      (n) Shares to be Reserved. The Corporation will at all times keep available and reserve out of its authorized Shares, solely for the purpose of issue upon the exercise of these Warrants, such number of Shares as shall then be issuable upon the exercise of these Warrants. The Corporation covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and non-assessable. The Corporation will take all such action as may be necessary to assure that all such Shares may be so issued without violation of any applicable requirements of any stock exchange upon which the Shares of the Corporation may be listed or in respect of which the Shares are qualified for unlisted trading privileges. The Corporation will take all such action as is within its power to assure that all such Shares may be so issued without violation of any applicable law.

      (o) Issue Tax. The issuance of certificates for Shares upon the exercise of these Warrants shall be made without charge to the Warrantholder for any issuance tax in respect thereto, provided that the
            Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

      (p) Fair Market Value. For the purposes of any computation hereunder, the "Fair Market Value" at any date shall be: (i) if the Corporation's common shares are listed on a stock exchange or quoted on a similar securities market, the weighted average sale price per share for the common shares for any 20 consecutive trading days (selected by the Corporation) commencing not more than 25 trading days before such date on the principal stock exchange or similar securities market upon which the common shares are listed or quoted, as the case may be; or (ii) if the computation is being made in connection with the initial public offering of the Corporation's common shares, the gross offering price per share under the offering; or (iii) in all other cases, the Fair Market Value shall be determined by the directors in good faith, which determination shall be conclusive. The weighted average sale price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange or market during the said 20 consecutive trading days by the total number of such shares so sold.

3.    TRANSFER

      Subject to compliance by the Warrantholder with any applicable resale restrictions, the Corporation acknowledges and agrees that these Warrants may be assigned or transferred by the Warrantholder at the Warrantholder's option. It


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                                      -7-


is the sole responsibility of the Warrantholder to ensure that all such restrictions have been observed. Upon any permitted assignment or transfer, the Warrantholder shall furnish the Corporation with such information regarding the transferee as the Corporation may reasonably require to register these Warrants in the name of the transferee.

4.    REPLACEMENT

      Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of these Warrants and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of these Warrants), the Corporation will issue to the Warrantholder replacement Warrants (containing the same terms and conditions as these Warrants).

5.    EXPIRY DATE

      These Warrants shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. (Eastern Standard Time) on June 12, 2006 or upon the happening of certain events as herein provided.

6.    INABILITY TO DELIVER SHARES

      Notwithstanding any other provision hereof, if for any reason beyond the Corporation's control (other than the failure or default of the Warrantholder) the Corporation is unable to issue and deliver the Shares or other securities as contemplated herein to the Warrantholder upon the proper exercise by the Warrantholder of the Warrants to purchase any of the Shares covered by these Warrants, the Corporation may pay, at its option and in complete satisfaction of its obligations hereunder, to the Warrantholder, in cash, an amount equal to the difference between the applicable Exercise Price and the Fair Market Value of such Shares or other securities on the Exercise Date.

7.    GOVERNING LAW

      The laws of the Province of Ontario and applicable federal laws of Canada shall govern these Warrants.

8.    SUCCESSORS

      These Warrants shall enure to the benefit of and shall be binding upon the Warrantholder and the Corporation and their respective successors.


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                                      -8-


      IN WITNESS WHEREOF the Corporation has caused these Warrants to be signed by its duly authorised officers and its corporate seal hereto affixed.

                  DATED:  June 12, 2002.

                                          YM BIOSCIENCES INC.

                                          By:
                                             -----------------------------------


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                       ANNEX "A" TO SHARE PURCHASE WARRANT

                              ELECTION TO PURCHASE

      The undersigned Warrantholder hereby irrevocably elects to exercise Warrants issued by YM BIOSCIENCES INC. dated June 12, 2002 for the number of common shares (or other property or securities subject thereto) ("Shares") as set forth below:

      (a)   Number of Shares to be Acquired:
                                                               -----------------
      (b)   Exercise Price per Share:                       C$
                                                               -----------------
      (c)   Aggregate Purchase Price                        C$
            [(a) multiplied by (b)]                            -----------------

and hereby tenders a certified or cashier's cheque or bank draft for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

        DATED this                          day of                    , 200    .
                  ------------------------        -------------------      ---


-------------------------------             ------------------------------------
Witness                                              Signature

Direction as to Registration

Name of Registered Holder:
                                            ------------------------------------

Address of Registered Holder:
                                            ------------------------------------

                                    ANNEX "B"

TO:               YM BIOSCIENCES INC.



                  FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns unto the within warrant (herein called the "warrant"). The undersigned hereby irrevocably instructs you to transfer the warrant on your books of registration and to issue in substitution therefor a new warrant in the same aggregate number of warrants as the warrant.

        DATED this                          day of                    , 200    .
                  ------------------------        -------------------      ---



Signature of Transferor is
hereby guaranteed:


                                            ------------------------------------
                                                (Signature of Transferor)

Note: The signature to this warrant transfer must correspond with the name as set forth on the face of the warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or other financial institution acceptable to the Corporation.